                                  POWER OF ATTORNEY
                      FOR EXECUTING FORM ID, FORM 3, FORM 4 AND FORM 5,
                              FORM 144 AND SCHEDULE 13D AND 13G

       The undersigned hereby constitutes and appoints Justin Byrne, Lorie L.
Lareau and Dasha K. Hodge with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

     1.     Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
            (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
            1934 or any rule or regulation of the SEC;

     2.     Execute for and on behalf of the undersigned (a) any Form 3, Form 4 and Form 5 (including amendments thereto) in accordance with Section
            16(a) of the Securities Exchange Act of 1934, as amended (the
            "Exchange Act"), (b) Form 144, (c) Schedule 13D and Schedule 13G
            (including amendments thereto) in accordance with Sections 13(d) and
            13(g) of the Exchange Act, and (d) any joint filing agreement in connection with the preceding clauses (a)-(c);

     3.     Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any
            Form ID, Form 3, Form 4, Form 5, Form 144, Schedule 13D or Schedule
            13G (including amendments thereto) and timely file the forms or schedules with the SEC and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

     4.     Take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in the form and shall contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

       The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.

       This Power of Attorney shall remain in full force and effect until the undersigned revokes this Power of Attorney in a signed writing delivered to the attorney-in-fact.  This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of April, 2019.

                                        Name:  Marcus C. Rowland

                                        Title: Director

                                        Signature: /s/ Marcus C. Rowland
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